EXHIBIT 99.1

News Release
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Sitrick and Company, Inc.
Los Angeles/New York


                              Contact:  Sitrick and Company, Inc.
                                        Richard Wool
                                        (212) 755-2850
                                        Rivian Bell
                                        (310) 788-2850

For Immediate Release
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          SMITH CORONA ACKNOWLEDGES RECEIPT OF PROPOSALS


     NEW CANAAN, CT -- October 9, 1995 -- Smith Corona
Corporation (NYSE:SCO) announced today that it has solicited and received proposals from third parties to acquire the ongoing business of the Company through a plan of reorganization which would satisfy a portion of the Company's liabilities.

     The Company hopes to reach a definitive agreement in the near future that would be subject to a higher and better offer and court approval.

     Management stated that none of the proposals provides full satisfaction of creditors' claims or consideration to current stockholders.

     Smith Corona filed under Chapter 11 on July 5, 1995. The Company is a leading worldwide manufacturer and marketer of personal word processors, portable electric typewriters, fax machines, label printers, and other products and accessories for use in the office, home and school.




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